EXHIBIT 10.1
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                                AMENDMENT TO
                            EMPLOYMENT AGREEMENT


      This AMENDMENT TO EMPLOYMENT AGREEMENT dated May 2, 2006 between R. Craig Yoder (the "Executive") and Landauer, Inc., a Delaware corporation (the "Company").

      WHEREAS, the Executive and the Company are parties to an Employment Agreement dated as of February 29, 1996 (the "Employment Agreement"); and

      WHEREAS, the Company and the Executive desire to enter into this Amendment to Employment Agreement to revise the terms of the Employment Agreement in certain respects.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:

      1. Section 1(b) of the Employment Agreement is amended in its entirety, effective as of April 1, 2006, to read as follows:

            (b) TERM. The term of this Agreement (the "Term") shall commence as of April 1, 2006 (the "Effective Date") and shall continue until April 1, 2008, and indefinitely thereafter until terminated pursuant to Section 4 hereof. As used herein, the term "Employment Period" shall mean the period commencing on the Effective Date and ending on the date of termination of the term hereof or Executive's employment with the Company pursuant to Section 4 hereof.

      2. A new Section 3(g) is added to the Employment Agreement, effective as of April 1, 2006, providing as follows:

            (g) RESTRICTED STOCK. On the Effective Date, as has been approved by the Compensation Committee of the Board, the Executive shall be granted 1,000 shares of restricted Common Stock (the "Restricted Stock"). The shares of Restricted Stock shall become vested on the third anniversary of the Effective Date. The Restricted Stock shall be subject to the terms and provisions of the Company's 2005 Long-Term Incentive Plan.

      3. Section 4(d) of the Employment Agreement is amended, effective as of April 1, 2006, to provide that, if the Company terminates the employment of the Executive for any reason other than a reason set forth in
Section 4(a), 4(b) or 4(c) of the Employment Agreement during the Employment Period and prior to April 1, 2008, the amount to be paid to the Executive under Section 4(d)(ii) of the Employment Agreement shall be as follows:

            (ii) the Company shall continue to pay the Executive his Base Salary, Bonus (based on the same percentage of Base Salary as the average annual Bonuses paid to the Executive for the three fiscal years of the Company preceding such termination of employment) and all other benefits which would otherwise be payable hereunder for a period of twenty-four months following such termination; PROVIDED, HOWEVER, that if, prior to the end of such twenty-four-month period, the Executive shall obtain employment with another employer, the amounts otherwise payable pursuant to this clause (ii) shall be reduced by the amount of compensation earned by the Executive from his new employment during such period (except that in no event shall any such reduction result in the Executive receiving an amount pursuant to this clause (ii) that would be less than the amount the Executive would have earned if his Base Salary, Bonus and other benefits had been continued for a period of six months following such termination);




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      4.    A new Section 4(g) is added to the Employment Agreement,
effective as of April 1, 2006, providing as follows:

            (g) DELAY OF PAYMENTS. In the event that any payment or distribution to be made to the Executive hereunder is determined to constitute "deferred compensation" subject to Section 409A of the Code, and the Executive is determined to be a "specified employee" (as defined in Section 409A of the Code), such payment or distribution shall not be made before the date which is six months after the termination of the Executive's employment (or, if earlier, the date of the Executive's death).

      5. A new Section 5 is added to the Employment Agreement, and the subsequent provisions of the Employment Agreement are appropriately renumbered, effective as of April 1, 2006, providing as follows:

            5. EXTENSION OF NONCOMPETITION PERIOD. The Executive agrees that his noncompetion agreement with the Company will be amended to provide that, in the event that the Executive's employment is terminated during the Employment Period and prior to April 1, 2008, the noncompetition period shall be 24 months.

      6. The remaining provisions of the Employment Agreement shall not be changed.


      IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Employment Agreement as of the day and year first above written.


                                    LANDAUER, INC.


                                    By
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                                    EXECUTIVE:


                                    ------------------------------------
                                    R. Craig Yoder





























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